Exhibit 10.1

September 11, 2023

(the “Effective Date”)

This Binding Term Sheet (the “Term Sheet”) constitutes a commitment by the parties hereto to negotiate in good faith and to enter into one or more senior secured promissory notes (each a “Note”) in the amounts and upon the terms set forth herein. The terms and conditions of the Notes described below are not limited to those set forth herein. Matters that are not covered by the provisions hereof are subject to the approval and mutual agreement of the parties.

Senior Secured Promissory Note

Company	Jet.AI Inc. (Nasdaq: JTAI)

Investors	As set forth in the signatures pages hereto.

Securities	Senior Secured Promissory Notes

Aggregate Principal Amount	$625,000 (20% OID);

Aggregate Purchase Price	$500,000 funded upon the execution of this Term Sheet (“Closing”), with each Investor funding the amount set forth on the signature pages hereto by wire transfer of same day funds to the account specified in Exhibit A.

Interest Rate	5.0% per annum

Maturity Date	6 months from Closing, at which time the then outstanding Aggregate Principal Amount under the Notes shall be paid in full.

Redemption	100% of the proceeds from any equity or debt financing shall be used to repay the outstanding Principal Amount of the Notes, on a pro rata basis, so long as any Notes are outstanding. The Company shall pay a redemption premium equal to 110.0% (the “Redemption Premium”) of the Principal Amount being redeemed.

Event of Default

Upon an Event of Default as further outlined in the legal Documentation, the outstanding Principal Amount of the Notes shall increase by 120% and each Investor may convert the Notes into common stock of the Company at the lower of (a) the Minimum Price to be determined by the parties and set forth in the Documentation (the “Fixed Conversion Price”) or (b) the lowest daily volume weighted average price reported by Bloomberg (“VWAP”) of the Common Stock during the ten (10) business days prior to the conversion date (collectively, the “Conversion Price”). For avoidance of doubt, an Event of Default shall include, without limitation, the failure to comply with the Redemption and Covenants provisions of this Term Sheet, which failure has not been cured in 30 days, as well as typical bankruptcy events of the Company.

If the daily VWAP of the common stock is below $1.00 for 10 consecutive trading days, the Conversion Price shall be 95% of the lowest daily VWAP ten (10) days before conversion date.

Ownership Limitation	No Investor shall be able to convert the Note into an amount that would result in such Investor (or its affiliates) beneficially owning more than 4.99% of the outstanding shares of the Company unless such investor beneficially owned greater than 4.99% of the outstanding shares of the Company on the Effective Date.

Covenants	The Company agrees so long as any amounts are outstanding under the Notes, the Company will not enter any variable rate financings with another party unless such financing will be used to redeem the Notes under the terms hereof.

Documentation	Promissory Notes. Securities Purchase Agreement.

Registration	Upon an Event of Default, the Company shall include on any Registration Statement the shares underlying the Event of Default conversion.

Legal Doc Prep Fee	To be paid by the Company.

Binding Agreement: The parties hereto acknowledge the binding nature of this Term Sheet and agree to be bound by the obligations set forth herein from the Effective Date. The parties hereto agree to negotiate in good faith, using all reasonable best efforts, to finalize and enter into the Documentation as promptly as practicable, unless the Company has repaid the Notes in full in accordance with the Redemption provisions set forth above prior thereto (a “Full Pay-off”). Upon a Full Pay-off, this Term Sheet and any obligations arising hereunder shall terminate and the parties shall each be released of their obligations set forth herein.

IN WITNESS, WHEREOF, Company has caused this Term Sheet to be signed in its name by its duly authorized officer this 11th day of September 2023 (the “Effective Date”).

Jet.AI Inc.
10845 Griffith Peak Dr. Suite 200
Las Vegas, NV 89135

By:	/s/ Mike Winston
Michael D. Winston
Executive Chairman and
Interim Chief Executive Officer

Accepted and Agreed:

Investor: Michael Winston

By:	/s/ Mike Winston

Investor Funding Amount: $50,000
Investor Principal Amount: $62,500

Investor: Wrendon Timothy

By:	/s/ Wrendon Timothy
Name:	Wrendon Timothy
Title:	self
Investor Funding Amount: $50,000
Investor Principal Amount: $62,500

Investor: Bill Yankus

By:	/s/ Bill Yankus
Name:	William Yankus
Title:	Principal
Investor Funding Amount: $25,000
Investor Principal Amount: $31,250

Investor: Oxbridge Re Holdings Limited

By:	/s/ Wrendon Timothy
Name:	Wrendon Timothy
Title:	Chief Financial Officer
Investor Funding Amount: $100,000 Investor Principal Amount: $125,000

Investor: Jay Madhu

By:	/s/ Jay Madhu
Name:	Jay Madhu
Title:	Sanjay Madhu

Investor Funding Amount: $75,000
Investor Principal Amount: $93,750

Investor: Allan Martin

By:	/s/ Allan Martin
Name:	Allan Martin
Title:	Director
Investor Funding Amount: $50,000
Investor Principal Amount: $62,500

Investor: Thomas Schreiber

By:	/s/ Thomas Schreiber
Name:	Thomas Schreiber
Title:
Investor Funding Amount: $50,000
Investor Principal Amount: $62,500

Investor: Arvind Reddy

By:	/s/ Arvind Reddy
Name:	Arvind Reddy
Title:	Manager
Investor Funding Amount: $100,000
Investor Principal Amount: $125,000